Exhibit 30.1(4)
                                ---------------



                              ARTICLES OF AMENDMENT

                        TO THE ARTICLES OF INCORPORATION

                                       OF

                                 VOLU-SOL, INC.

                           (Hereafter RemoteMDx, Inc.)

         Pursuant to and in accordance with the provisions of Section 16-10a-1006 of the Utah Revised Business Corporation Act, as amended, (the "Act"), the undersigned, Volu-Sol, Inc. (the "Corporation") hereby declares and certifies as follows:

         1.   The name of the Corporation is Volu-Sol, Inc.

         2. The text of the amendment to the Articles of Incorporation of the Corporation adopted by Unanimous Written Consent of the Directors of the Corporation is as follows:


                                    ARTICLE 1
                                     (Name)

              The name of the corporation is:  RemoteMDx, Inc.

         2. The amendment specified above does not provide for an exchange, reclassification, or cancellation of issued shares of the Corporation.

         3. The amendment specified above was adopted on June 12, 2001 by Unanimous Written Consent of the Directors of the Corporation, and in accordance with the requirements of the Act and the Bylaws of the Corporation. In addition, on July 27, 2001, such amendment specified above was approved by Written Consent of the Shareholders of the Corporation as follows:

------------------------- ------------------------ ------------- ---------------------- ---------------------
DESIGNATION OF STOCK      NO. OF OUTSTANDING       NO. OF        VOTES CAST FOR         VOTES CAST AGAINST
                          SHARES                   VOTES CAST    AMENDMENT              AMENDMENT
------------------------- ------------------------ ------------- ---------------------- ---------------------
Common                    3,820,421                2,472,894     2,472,894              0
------------------------- ------------------------ ------------- ---------------------- ---------------------


         IN WITNESS WHEREOF, this Amendment to the Articles of Incorporation of the Corporation is executed as of the ___ day of July, 2001.

                                                     VOLU-SOL, INC.
                                                     a Utah corporation


                                                     By:  /s/ David G. Derrick
                                                          --------------------
                                                             David G. Derrick
                                                             CEO

ATTEST:


By:  /s/ Michael G. Acton
         -----------------
        Michael G. Acton
        Secretary

Such votes cast were sufficient for approval of the Amendment.

         IN WITNESS WHEREOF, this Amendment to the Articles of Incorporation f the Corporation is executed as of the ____ day of July, 2001.


                                            VOLU-SOL, INC.
                                            a Utah corporation


                                            By:  ____________________
                                                    David G. Derrick
                                                    CEO


ATTEST:


By:  __________________
       Name
       Secretary